UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) December 11, 2006

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY Nevada 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01    Entry into a Material Definitive Agreement.
     On December 11, 2006, Nevada Power Company (the “Company”) entered into a 20-year lease (the “Lease”) with Beltway Business Park Warehouse No. 2, LLC (consisting of Majestic Beltway Warehouse Buildings, LLC and Thomas & Mack Beltway, LLC), as lessor. The leased space consists of a 288,000 square foot warehouse, situated on a 16 acre parcel of land with 16 acres of additional adjacent land for operational use. The Company intends to use the leased space for its new Southern Operations Center facility. The Company plans to occupy the majority of the building and sublease the remaining space to other parties.
     The Lease period commences on or about August 1, 2007, subject to the substantial completion of certain improvements on the building. The Lease also includes renewal options after the expiration of the 20 year period. Under the terms of the Lease, lease payments increase 6% at the end of each two year period and will amount to an aggregate total of approximately $79,000,000 over the twenty year Lease period. The first payment under the Lease is estimated to be due on August 1, 2007. The Company plans to construct additional improvements for the land and building of approximately $50,000,000 during the initial 20 year Lease period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: December 14, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: December 14, 2006	By:	/s/ John E. Brown
John E. Brown
Controller